Exhibit 107

Calculation of Filing Fee Table

424(b)(5)
(Form Type)

Tilray Brands, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee(2)
Newly Registered Securities
Fees to Be Paid	Equity	Class 2 Common Stock, par value $0.0001 per share	457(o)	__	__	$400,000,000	.0000927	$37,080.00
	Total Offering Amounts					$400,000,000		$37,080.00
	Total Fees Previously Paid							--
	Total Fee Offsets							--
	Net Fee Due							$37,080.00

(1)
The filing fee is calculated and being paid pursuant to Rule 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), and relates to the Registration Statement on Form S-3ASR (Registration No. 333-233703) filed by the registrant on September 11, 2019.

(2)	The proposed maximum aggregate offering price is being used to calculate the registration fee pursuant to Rule 457(o) under the Securities Act.